Exhibit 1.A(10(a)(i)

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                                IMPORTANT NOTICE
                        VARIABLE LIFE APPLICATION INSERT



o SECTION E - PLAN INFORMATION (PAGE 2 OF THE APPLICATION).

     The product name listed on the application must match the product name presented, i.e., FirstLine, FirstLine II, Strategic Advantage or Strategic Advantage II.

     In states that have approved Strategic Advantage II or FirstLine II these are the only products that can be solicited. There can be no exceptions to product availability rules.

     ADDITIONAL RIDERS - Effective immediately, the following riders are no longer available:

     FIRSTLINE/FIRSTLINE II                   STRATEGIC ADVANTAGE/STRATEGIC ADVANTAGE II
     ----------------------                   ------------------------------------------
     Guaranteed Insurability Rider (GIR)      Guaranteed Insurability Rider (GIR)
     Child Insurance Rider (CIR)              Additional Insured Rider (AIR)
     Accidental Death Benefit (ADB)           Accidental Death Benefit (ADB)

o SECTION G - ADDITIONAL INSURED RIDER - Not available on Strategic Advantage
              II.

o SECTION H - CHILD RIDER - No longer available. Do not complete this section.

o SECTION I - GUARANTEED MINIMUM DEATH BENEFIT OPTION (PAGE 3 OF THE
              APPLICATION).

     THE LIFETIME OPTION IS NOT AVAILABLE FOR FIRSTLINE II OR STRATEGIC ADVANTAGE II. DO NOT COMPLETE THIS SECTION.

o SECTION J - PREMIUM INFORMATION (CONTINUED).  FUND NAME CHANGE:  INVESCO'S
              INDUSTIAL INCOME FUND HAS BEEN RENAMED EQUITY INCOME FUND.

                    SECURITY LIFE OF DENVER INSURANCE COMPANY




                              IMPORTANT INFORMATION
                    INSTRUCTIONS FOR SUBMITTING APPLICATIONS
               FOR VARIABLE SURVIVORSHIP UNIVERSAL LIFE INSURANCE

o Two individual variable universal life applications are required - one for each insured. They must be submitted at the same time. IF NOT RECEIVED AT THE SAME TIME, WE WILL DELAY UNDERWRITING AND PROCESSING UNTIL THE SECOND APPLICATION IS RECEIVED.
     o Each application should reference the other application. Sample wording could be, "This application is taken in conjunction with John Doe, SSN #123-45-6789."
     o Each proposed insured must sign his/her respective application and the owner must sign BOTH applications.
     o If a trust is the owner and/or beneficiary, be sure to name the trustee and give the date of the trust.
     o The first insured's application must be completed in full. On the SECOND INSURED'S APPLICATION, you only need to complete the following sections:
         o    Part I
                  o    Sections A, B and C
                  o    Section L
                  o    Section M, if applicable
         o    Part II
                  o    Sections A, B and C
                  o    Signatures

     o Available riders are Adjustable Term Insurance and Single Life Term Insurance.

SINGLE LIFE TERM INSURANCE RIDER. In SECTION E, ITEM H "ADDITIONAL RIDERS", indicate whether Single Life Term Insurance is requested. Check the box titled "Other" and write in language similar to the following: "Single Life Term Insurance Rider on John Doe in the amount of $300,000."

DESIGNATED WITHDRAWAL INVESTMENT DIVISION. You can designate a specific investment division from which your monthly charges will be deducted. This feature will be available on or before November 1, 1999. Please indicate the name of the division in "Special Instructions."

NOTE: SECTION J - PREMIUM INFORMATION (CONTINUED). FUND NAME CHANGE: INVESCO'S INDUSTRIAL INCOME FUND HAS BEEN RENAMED EQUITY INCOME FUND.

--------------------------------------------------------------------------------

COMPLETE FOR VARIABLE SURVIVORSHIP UNVIERSAL LIFE (VSUL) ONLY.

THE INFORMATION BELOW AND SIGNATURES MUST BE PROVIDED WHEN EITHER THE ENHANCED DEATH BENEFIT CORRIDOR OPTION OR THE GUARANTEED MINIMUM DEATH BENEFIT ARE ELECTED. YOU MAY WRITE THIS INFORMATION IN "SPECIAL INSTRUCTIONS" ON THE APPLICATION IF YOU PREFER.

PROPOSED INSUREDS' NAMES ______________________________________________________

I. ENHANCED DEATH BENEFIT CORRIDOR OPTION. THIS OPTION IS AVAILABLE ONLY AT ISSUE. IF YOU DO NOT INDICATE THAT YOU WANT THE ENHANCED DEATH BENEFIT CORRIDOR OPTION, WE WILL ISSUE THE POLICY WITH THE REGULAR FACTORS.
         [  ]  ENHANCED DEATH BENEFIT CORRIDOR OPTION

II. GUARANTEED MINIMUM DEATH BENEFIT (GMDB) OPTION. THIS OPTION IS AVAILABLE ONLY AT ISSUE. IF GMDB IS NOT INDICATED, THE POLICY WILL BE ISSUED WITHOUT THIS BENEFIT. IF ELECTED, GMDB WILL CONTINUE UNTIL THE YOUNGER INSURED'S AGE 100. THERE IS A MONTHLY CHARGE FOR THIS OPTION. [ ] GMDB TO YOUNGER INSURED'S AGE 100.

SIGNATURE OF OWNER:
_________________________________________________________DATE:__________________